Exhibit 21.1


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                                  List of Subsidiaries of PSS World Medical, Inc.
                                  -----------------------------------------------

                                                                                   [Names under which Subsidiary
       Name of Domestic Subsidiary               State of Formation                      conducts business]
--------------------------------------      ---------------------------       ---------------------------------------

Diagnostic Imaging, Inc.                              Florida                  Diagnostic Imaging; X-Ray of Georgia;
                                                                                          Chesapeake X-Ray

Gulf South Medical Supply, Inc.                       Delaware

Physician Sales & Service, Inc.                       Florida

Physician Sales & Service Limited                     Florida
Partnership

PSS Delaware, Inc.                                    Delaware

PSS Holding, Inc.                                     Florida

PSS Service, Inc.                                     Florida

ThriftyMed, Inc.                                      Florida

WorldMed, Inc.                                        Delaware

WorldMed International, Inc.                          Delaware

DXR Imaging, Inc.                                    California

The Gilbert X-Ray Company of Texas                     Texas

DI Service Group, Inc.                                Florida


                                                                                    Names under which Subsidiary
       Name of Foreign Subsidiary*            Jurisdiction of Formation                   conducts business
--------------------------------------      ---------------------------       ---------------------------------------

WorldMed, N.V.                                         Belgium

Columbus b.v.                                        Netherlands

Franz GmbH                                             Germany

* The Company sold its European operations as of May 2001.
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